Exhibit 10.14

AMENDMENT TO SECURED PROMISSORY NOTE

THIS AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”) is entered into as of November 13, 2012 (the “Effective Date”), by and between Acceleron Pharma Inc., a Delaware corporation (the “Company”) and John Knopf.

WHEREAS, John Knopf issued a Secured Promissory Note with a principal balance of $200,000 to the Company on January 28, 2008 (the “Note”);

WHEREAS, the Board of Directors of the Company extended the maturity date of the Note by written consent dated December 22, 2010; and

WHEREAS, John Knopf and the Company desire amend the Note to reflect such extension of its maturity date, modify the repayment provisions and make certain other changes to the terms thereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, John Knopf and the Company, intending to be legally bound, hereby agree as follows:

1.                                 As of the Effective Date, the first paragraph of the Note is hereby amended by deleting it in its entirety and replacing it with the following:

“FOR VALUE RECEIVED, the undersigned John Knopf (the “Borrower”), promises to pay to Acceleron Pharma Inc., a Delaware corporation (the “Company”), the principal sum of Two Hundred Thousand Dollars ($200,000), with interest on the unpaid principal balance from the date of this Secured Promissory Note (the “Note”) at the rate of 3.11% per annum, on January 28, 2014, together with accrued interest thereon; provided, however, that if (i) an Acquisition Event occurs or (ii) the Company files, with requisite Board of Directors approval, a registration statement with the Securities and Exchange Commission covering shares of its common stock prior to the date of an Acquisition Event, the entire unpaid principal balance of this Note and any accrued but unpaid interest hereon shall be forgiven, and this Note shall be terminated, immediately prior to either such event.  Payment of the Borrower’s obligations under this Note is secured by a pledge of certain shares of the Company owned by Borrower pursuant to a Stock Pledge Agreement between the Borrower and the Company dated as of January 28, 2008.  Any amounts due and payable to the holder of this Note may, at the election of the Borrower, be paid (i) in cash, (ii) by surrender to the holder of shares of the common stock of the Company with a value equal to the amount due and payable hereunder, based on the then fair market value of the Company’s common stock, as determined by the then most recent third party valuation of the Company’s common stock obtained by the Company for option granting purposes, or (iii) by any combination of the payment methods in clauses (i) and (ii).

For purposes of this Note, the term “Acquisition Event” means (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of

1934 (the “Exchange Act”)) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than fifty percent (50%) of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an entity whose equity interests are held, directly or indirectly, entirely by the same persons and in the same proportions as the equity interests of the Company.”

2.                                 Except as provided herein, the Note is in all other respects ratified and confirmed and shall continue to bind the parties and each of them in accordance with the terms thereof.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same Amendment.  This Amendment shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to any conflicts or choice of law principles that would apply the laws of another jurisdiction.  In the event of inconsistency between this Amendment and the Note, the terms of this Amendment shall govern.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

ACCELERON PHARMA INC.
By:	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	SVP and CFO

/s/ John Knopf
John Knopf

SECURED PROMISSORY NOTE

$200,000	January 28, 2008

FOR VALUE RECEIVED, the undersigned John Knopf (the “Borrower”), promises to pay to Acceleron Pharma Inc., a Delaware corporation (the “Company”), or order the principal sum of Two Hundred Thousand Dollars ($200,000), with interest on the unpaid principal balance from the date of this Secured Promissory Note (the “Note”) at the rate of 3.11% per annum, on the earlier of (i) January 28, 2011, together with accrued interest thereon or (ii) the date prior to the date that the Company files a registration statement with the Securities and Exchange Commission covering shares of its common stock.  Payment of the Borrower’s obligations under this Note is secured by a pledge of certain shares of the Company owned by Borrower pursuant to a Stock Pledge Agreement between the Borrower and the Company dated as of the date hereof.

1.  PREPAYMENT PROVISIONS.

The Borrower may at any time and from time to time prepay all or any part of the principal amount of this Note without premium at a price equal to the principal amount so prepaid, together with all unpaid interest in respect thereof accrued to the prepayment date.

2.  DEFAULTS.

If any one or more of the following events (each, an “Event of Default”) shall happen:

a.              the Borrower shall fail to make any payment in respect of (i) the principal of this Note  as the same shall become due, whether at maturity or by acceleration or otherwise, and such failure to pay principal shall continue for a period of five business days after written notice thereof by the holder of this Note to the Borrower, or (ii) the interest on this Note o as the same shall become due and such failure to pay interest shall continue for a period of five business days after written notice thereof by the holder of this Note to the Borrower;

b.              the Borrower shall die or become incompetent; or

c.               The Borrower shall:

i.  commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize the commencement of such a voluntary case;

ii.  have filed against him a petition commencing an involuntary case under said Title 11;

iii.  seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

iv.  have entered against him an order by a court of competent jurisdiction (1) finding him to be bankrupt or insolvent, (2) ordering or approving any modification or alternation of the rights of his creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial party of this property; or

v.  make an assignment for the benefit of, or enter into a composition with, his creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial party of this property;

then and in each and every such case, the holder of this Note may by notice in writing to the Borrower declare all or any part of the unpaid balance of the principal of and interest on this Note then outstanding to be forthwith due and payable (unless there shall have occurred an Event of Default under clause (d) above, in which case such unpaid balance or part thereof shall automatically become so due and payable) and thereupon such unpaid balance or part thereof shall become so due and payable simultaneous with the giving of such notice without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder of this Note may proceed to enforce payment of such balance or part thereof in such manner as the holder of this Note may elect.

No failure by the holder of this Note to take action with respect to any Event of Default shall affect its subsequent rights to take action with respect to the same or any other Event of Default.  In the event of default, the Borrower agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees, to the extent allowed by law.  The entries on the records of the holder of this Note (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

3.  MISCELLANEOUS.

a.              All payments to the holder hereof shall be made at the address set forth below or at such other address as the holder hereof shall specify in writing to the Borrower.  Any notice or demand or other communications in connection with this Note shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (i) actually delivered at such address (evidenced in the case of a telex, by receipt of the correct answerback) or (ii) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified:

If to the Borrower, to him at the following address:

John Knopf

147 Robbins Drive

Carlisle, MA 01741

If to the Company, to it at the following address:

Acceleron Pharma Inc.

149 Sydney Street

Cambridge, MA 02139

Attention:  CFO

Telephone: 617-576-2220

Telecopier: 617-576-2224

b.              This Note shall bind and inure to the benefit of the Borrower and the Company and their respective successors and assigns, including as such successors and assigns of the Company any holder of this Note; provided, however, that the obligations of the Borrower hereunder may not be assigned except with the prior written consent of the holder hereof.

c.               This Note shall be deemed to be an instrument under seal and shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.

/s/ John Knopf		/s/ Peter Courossi
Name:	John Knopf	Witness:	Peter Courossi

Dated:	January 28, 2008	Dated:	January 28, 2008

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT dated as of January 28, 2008 (the “Pledge Agreement”), between John Knopf (the “Pledgor”) and Acceleron Pharma, Inc., a Delaware corporation (the “Company”).

WITNESSETH

WHEREAS, the Pledgor is employed by the Company;

WHEREAS, the Pledgor is the owner of 200,000 shares of common stock of the Company (collectively the “Pledged Shares”);

WHEREAS, pursuant to a loan made by the Company to the Pledgor on the date hereof, the Pledgor is delivering to the Company a duly executed Secured Promissory Note (the “Note”) of the Pledgor in the principal amount of $200,000 dated as of the date hereof;

WHEREAS, the Pledgor, in order to grant further security and assurance to the Company to secure the payment of the principal of and interest on the Note (hereinafter collectively referred to as the “Note Obligations”), wishes to pledge to the Company the Pledged Shares;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Pledge.  As collateral security for the full and timely payment of the principal of and interest on the Note Obligations and all other amounts payable by the Pledgor thereunder or under this Pledge Agreement (including, without limitation, any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred by the Company in connection with any exercise of its rights under the Note Obligations or hereunder), the Pledgor hereby pledges, transfers and assigns to the Company, and creates in the Company a security interest in all Pledged Shares and all certificates, if any, evidencing the Pledged Shares and other instruments or documents evidencing the same now owned by the Pledgor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

2.                                      Administration of Security.  The following provisions shall govern the administration of the Pledged Shares:

(a)                                 So long as no Event of Default has occurred and is continuing (as used herein, “Event of Default” shall mean the occurrence of any Event of Default as defined in the Note), the Pledgor shall be entitled to act with respect to the Pledged Shares in any manner not inconsistent with this Pledge Agreement, the Company’s investor or stock restriction agreements, the Note Obligations or any document or instrument delivered or to be delivered pursuant to or in connection therewith, including receiving all cash distributions on the Pledged Shares and giving consents, waivers and ratifications in respect thereof.

(b)                                 If while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any debt, equity security, option, profits, interest or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Shares, the Pledgor agrees to accept the same as the Company agent and to hold the same in trust on behalf of and for the benefit of the Company and promptly upon receipt thereof to deliver the same to the Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Company, subject to the terms of this Pledge Agreement, as additional collateral security for the Note Obligations.  Notwithstanding the foregoing, it is agreed that the Pledgor may exercise any option or right received as contemplated in the preceding sentence, and the Company will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Pledgor or the Company as contemplated by the preceding sentence.

(c)                                  The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Company shall request, including any financing statements and amendments thereto, or any other documents, as required under California law and any other applicable law to protect the security interests created hereunder.

(d)                                 Subject to any sale by the Company or other disposition by the Company of the Pledged Shares or other property pursuant to this Pledge Agreement and subject to Sections 5 and 6 below, the Pledged Shares shall be returned to the Pledgor upon payment in full of the principal of and accrued and unpaid interest on the Note Obligations.

3.                                      Remedies in Case of an Event of Default.

(a)                                 In case an Event of Default shall have occurred and be continuing, the Company shall have in each case all of the remedies of a secured party under the Massachusetts Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Shares, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Shares or any of them may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Company shall give ten (10) business days’ notice to the Pledgor of the time and place of any sale pursuant to this Section 3), for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder.  At any such sale the Company may bid for and purchase the whole or any part of the Pledged Shares so sold free from any such right or equity of redemption.  The Company shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys’ fees, incurred by the Company in enforcing its rights under this Pledge Agreement and second to the payment of accrued and unpaid interest on the Note and third to the payment of unpaid principal of  the Note, and the Pledgor shall continue to be liable for any deficiency.

(b)                                 The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or in the rules and regulations promulgated thereunder or in applicable state securities or “blue sky” laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Shares were sold at public sale, and agrees that the Company has no obligation to delay the sale of the Pledged Shares for the period of time necessary to permit the registration of the Pledged Shares for public sale under the Securities Act and under applicable state securities or “blue sky” laws.  The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c)                                  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this Section 3 of the Pledged Shares, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his best efforts to secure the same.

(d)                                 Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.                                      Pledgor’s Obligations Not Affected.  The obligations of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:  (a) any subordination, amendment or modification of or addition or supplement to the Note Obligations, or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Pledge Agreement or the Note Obligations, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement or the Note Obligations, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

5.                                      Transfer by Pledgor.  The Pledgor shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (collectively, a “Disposition”) the Pledged Shares or any interest therein, except that the Shares may be transferred to a Permitted Transferee.  For purposes herein, “Permitted Transferee” shall mean any immediate family member or trust or other estate planning entity for the benefit of Pledgor or any member of Pledgor’s immediate family; provided, that (i) the Company is given prior written notice of any such proposed transfer, (ii) such Permitted Transferee agrees to be bound by the same terms and conditions as Pledgor under this Agreement, (iii) the Pledgor receives no consideration for the transfer of the Shares and (iv) the Shares shall continue to be subject to the same restrictions, terms and conditions as were applicable to the Shares immediately prior to the transfer.

6.                                      Attorney-in-Fact.  The Company is hereby appointed the attorney-in-fact of the Pledgor and the Pledgor’s transferees for the purpose of carrying out the provisions of this Pledge

Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

7.                                      Termination.  Upon payment in full of the principal of and accrued and unpaid interest on the Note Obligations and upon the due performance of and compliance with all the provisions of the Note Obligations, this Pledge Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Shares as have not theretofore been sold, released pursuant to Sections 5 and 6 hereof or otherwise applied pursuant to the provisions of this Pledge Agreement.

8.                                      Notices.  All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Note.

9.                                      Binding Effect, Successors and Assigns.  This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Pledge Agreement.

10.                               Miscellaneous.  The Company and its assigns shall have no obligation in respect of the Pledged Shares, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement.  Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.  The provisions of this Pledge Agreement shall be binding upon the heirs, representatives, successors and permitted assigns of the Pledgor.  The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules thereof.  This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered as of the date first above written.

ACCELERON PHARMA INC.

By	/s/ Peter Courossi
	Name:	Peter Courossi
	Title:	CFO

PLEDGOR

/s/ John Knopf
John Knopf